 EXHIBIT 10.1

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) is made as of the 1st day of April 2021 between Fision Corporation (“Fision”), a Delaware Corporation, Score, Inc. (“Score”), a Puerto Rico Corporation, and Joshua Carmona (“Carmona”), an individual.

Recitals

A. Fision is a publicly traded a company (OTC: FSSN) that is a leading provider of cloud-based digital asset management, sales enablement, and agile marketing technologies.

B. Score is an Act 73 company under Puerto Rico law that is in the enterprise software space and currently provides business to business solutions for approximately 100 US companies in the credit repair space.

C. Carmona owns 100% of the stock in Score.

D. Fision wishes to purchase and Carmona wishes to sell all his interest in Score and its subsidiaries.

E. Score will become a wholly owned subsidiary of Fision upon consummation of the sale by Carmona.

F. The parties wish to set forth in this MOU the terms and conditions under which Fision will acquire Score.

NOW THEREFORE, in consideration of the mutual promises set forth below and intending to be legally bound, the parties agree as follows:

1. Incorporation of Recitals. The recitals set forth above are true and correct and incorporated as an integral part of this MOU.

2. Purchase and Sale of Score Stock. Carmona will sell to Fision and Fision will purchase from Carmona 100% of the stock of Score (the “Stock”).

3. Representations of Carmona. Carmona represents and warrants as follows:

a. He is the sole owner of 100% of the Stock and no other person owns any interest of any kind in the Stock.

b. He owns the Stock free and clear of all liens and encumbrances of any sort.

c. There are no other classes of stock or ownership in Score other than the Stock.

d. These representations are true and correct as of the date of this MOU, and they will remain true and correct through the date of Closing, as defined below.

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4. Representations of Score. Score represents and warrants as follows:

a. Score is a duly incorporated Puerto Rico company organized under Act 73 of Puerto Rico law and is in good standing.

b. Score will own 100% of the ownership in VIP Solutions LLC and there will be no liens or encumbrances on that ownership at Closing.

c. The sale of Stock to Fision by Carmona will not affect Score’s status as an Act 73 company and all necessary procedures will be followed under Act 73 so that completion of the instant transaction will not affect Score’s status as an Act 73 company.

d. There is no legal impediment to the sale of Stock contemplated under this MOU.

e. All corporate action necessary to approve this MOU and the sale of Stock have been or will be taken by the date of Closing.

f. There will be no material change in the operations or financial condition of Score between the signing of this MOU and Closing.

5. Representations of Fision. Fision represents and warrants as follows:

a. Fision is a duly incorporated Delaware company and is in good standing.

b. All corporate action necessary to approve this MOU and the purchase of the Stock have been or will be taken by the date of Closing.

6. Due Diligence. Fision will have 70 days from the signing of this MOU to conduct its due diligence into the operations and finances of Score, in which Score and Carmona will fully cooperate and deliver to Fision or its representative all information about Score Fision or its representatives may request.

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7. Closing. Closing is contingent on:

a. The satisfactory completion of due diligence as determined by Fision in its sole and absolute discretion.

b. The presentation by Score to Fision of its audited financials satisfactory to Fision’s auditors in their sole and absolute discretion.

c. Closing will occur within 5 business days of the satisfaction of the conditions set forth in 7.a. and b.

8. Compensation for the Stock. In consideration for the purchase of the Stock:

a. Fision will issue to Carmona at Closing a Senior Secured Promissory Note for $500,000 substantially in the form attached as Exhibit 1, convertible into not more than 10 million shares of common stock of Fision at the higher of $0.05 per share or at the volume weighted average price (VWAP) over the last 10 trading days prior to conversion; and what’s the trigger/maturity date?

b. Fision will issue to Carmona by not later than March 31, 2023 a second, unsecured promissory note in a form satisfactory to Fision and Carmona in an amount equal to Score’s average gross revenue during calendar years 2021 and 2022. It will be convertible into not more than 10 million shares of common stock of Fision at $0.20 per share and will contain the usual and customary protections and adjustments for future corporate actions, including but not limited to pricing adjustments for reverse stock splits.

9. Carmona’s Future Position with Fision. After Closing, Carmona will become a member of the Board of Directors of Fision and serve as its Chief Operating Officer. His sole compensation for these services will be $50,000 per year and will be paid quarterly in shares of common stock of Fision as determined by the closing stock price on the last trading day of each calendar quarter.

10. Future Funding for Score. Fision will provide, make available to, or invest in our subsidiary, Score, no less than $500,000 over the 18 months following Closing a minimum of $500k to be used for software development, integration and marketing costs. Fision further expects to have Score add additional employees over this period and that the Fision and Score software stacks will be integrated and marketed jointly through a public relations entity.

11. Miscellaneous.

a. Assignment. This MOU is not assignable or delegable by Carmona or Score. Fision may assign its rights under this MOU to a person or entity that is an affiliate or a successor in interest to substantially all of Fision’s business operations. Upon such assignment, the rights and obligations of Fision hereunder will become the rights and obligations of such affiliate or successor person or entity.

b. Headings. Titles or captions of sections or paragraphs contained in this MOU are intended solely for the convenience of reference and will not serve to define, limit, extend, modify, or describe the scope of this MOU or the meaning of any provision hereof.

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c. No Waiver. The failure of a party to insist upon strict adherence to any term of this MOU on any occasion will not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this MOU.

d. Governing Law. This MOU will be construed, interpreted, and applied in accordance with the laws of the State of Delaware, excluding provisions of Delaware law concerning choice-of-law that would result in the law of any state other than Delaware being applied. Any actions brought under this MOU must be brought exclusively in a court of competent jurisdiction located within the State of Delaware.

e. Severability. All provisions of this MOU are severable. If any provision or portion of this MOU will be or become invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this MOU will not be affected.

f. Counterparts. This MOU may be executed in one or more counterparts, each of which will be deemed an original, and all of which taken together will constitute one and the same instrument. Electronic signatures will be considered as originals.

g. Entire Agreement; Amendment. This MOU supersedes all prior agreements or understandings between them whether express or implied, relating to the subject matter of the MOU. This MOU may not be altered, modified, amended, or waived unless such alteration, modification, amendment, or waiver is made in writing and properly executed by all parties.

h. Authority to Sign. The parties signing this MOU represent and warrant that each of them is authorized to sign on behalf of the party for whom they are signing.

i. Waiver of Jury Trial. The parties waive their right to have any dispute under this MOU heard by a jury to the fullest extent possible.

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IN WITNESS WHEREOF, the parties have each exercised and delivered this MOU as of the date first set forth at the head of this MOU.

FISION CORPORATION		SCORE, INC.

By:	Michael P. Brown	By:	Joshua Carmona
Title:	Principal Executive Officer & Chairman	Title:	President & CEO

/s/ Michael Brown		/s/ Joshua Carmona

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EXHIBIT 1

Senior Secured Convertible Promissory Note

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SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

Neither the security evidenced hereby nor the shares of capital stock into which it is convertible have been registered under the Securities Act of 1933, or any state securities laws, and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such act or laws covering such security or FISION CORPORATION receives an opinion of counsel for the holder of this security (concurred in by counsel for FISION CORPORATION; PROVIDED, HOWEVER, THAT SUCH CONCURRENCE WILL NOT BE UNREASONABLY WITHHELD) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and all applicable state securities laws.

$500,000	May [____], 2021

FOR VALUE RECEIVED, Fision Corporation, a Delaware limited liability company (“Fision”), with an address at __________________________________ , and Score Inc., Puerto Rico (collectively with Fision, the “Maker”) promises to pay to the order of Josh Carmona, an individual with an address at _________________________________, FL _______ (“Payee”), the principal sum of Five Hundred Thousand Dollars ($500,000) with no interest on the unpaid principal balance. Unless earlier converted pursuant to the terms of this Note, principal will be due at the Maturity Date. This Note may not be amended or modified, nor will any waiver of any provision hereof be effective, except by an instrument in writing signed by the party against whom enforcement of any amendment, modification, or waiver is sought. Prepayment of principal may be made by the Maker and within the terms of this Note if no conversion has been executed.

1.Definitions:

a.“Maturity Date” means two years from the date of this Note.

b. “Memorandum of Understanding (“MOU”)” means the Memorandum of Understanding, dated as of April 1, 2021 between Fision Corporation (“Fision”), a Delaware Corporation, Score, Inc. (“Score”), a Puerto Rico Corporation, and Joshua Carmona (“Carmona”), and individual.

c. “Senior Security Position” means the Maker hereby grants Carmona, to secure the payment and performance in full of all of the obligations due under the Note a continuing security interest in, and pledges to Carmona, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.Fision represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted to have superior priority).

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d. “Collateral” means all the assets and property of Score, including without limitations its Accounts Receivable.

e. “Trigger Date” means the earlier of (i) the Maturity Date, or (ii) the date on which Carmona elects to exercise his conversion rights.

f. “Default” means the failure of Maker to pay the amount due by the Maturity Date, unless the parties otherwise agree, constitutes default.

2. Conversion Terms. Subject to the conversion provisions set forth below, outstanding amounts due under this Note may be converted at any time following the Trigger Date or a Default into not more than 10 million shares of common stock of Fision Corporation, based on a conversion price equal to the greater of: (aa) $0.05 per share, or (bb) Volume Weighted Average Price (“VWAP”) over the last 10 trading days prior to conversion. Exercise of the option to convert will satisfy all obligations under this Note.

3. Security Interest. Maker hereby assigns and grants to Carmona a security interest in and to the Collateral of Accounts Receivable and all other assets of Score to secure payment of the Promissory Note, collectively, not to exceed $500,000.

4. No Recourse. Payee will have no recourse against any officer, director, shareholder, agent or representative of Maker for the payment of the principal of or any fee on this Note, or for any claim based hereon or otherwise in respect hereof, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being.

5. Replacement of Note. Upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor and dates as of such cancellation, in lieu of this Note. The terms and provisions hereof will inure to the benefit of, and be binding upon, the respective successors and assigns of the Maker and the Payee.

6. Presentment, Demand, etc. Maker waives presentment, demand, protest, notice of protest, notice of dishonor, and any other notice or demand to which they might otherwise be entitled, together with all requirements necessary to hold it liable as the maker of this Note.

7. Modification. No waiver or modification of the terms of this Note will be valid unless in writing, signed by Maker and Payee. Any modification will be valid only to the extent set forth in writing.

8. Partial Invalidity. If any term or provision of this Note is held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof will in no way be affected thereby.

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9. Remedies Cumulative. The remedies available to Payee at law or in equity will be cumulative and concurrent and may be pursued singly, successively, and together at the sole discretion of the Payee and may be exercised as often as occasion therefore may occur. The failure to exercise any right or remedy will in no event be construed as a waiver or release or remedy.

10. Notice. Any notice required to be given under this Note must be given by hand delivery or recognized overnight courier (such as FEDEX) to the other party at the addresses listed above. Any notice given to Maker must also be given to: Daniel J. Dugan, Esq., Spector Gadon Rosen Vinci PC, 1635 Market Street, 7th Floor, Philadelphia, PA 19103, ddugan@lawsgrvlaw.com.

11. General Provisions. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, the Maker will not be released from liability. Payee may renew or extend (repeatedly and for any length of time) this Note, or take any other action deemed necessary by Payee without the consent of or notice to anyone.

12. Assignment. This Note will inure to the benefit of and be binding upon the parties and their respective successors and assigns. Neither party may assign his rights and interest hereunder without the prior written consent of the other party, and any purported assignment without such consent is null and void; provided, however, that Payee may assign this Note to a related party without Maker’s consent.

13. Governing Law; Venue; Jurisdiction. This Note and the Amendment are to be construed and enforced in accordance with and governed exclusively by the laws of the State of Delaware. Jurisdiction and venue in any action brought by any party pursuant to this Note will lie exclusively in the state or federal court with jurisdiction over Wilmington, DE. Each party irrevocably submits to the exclusive jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

14. Waiver of Jury Trial. MAKER AND PAYEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING INVOLVING THIS NOTE AND THE MOU TO THE FULLEST EXTENT HE MAY LEGALLY AND EFFECTIVELY DO SO.

15. Compliance with Usury Laws. All agreements between Maker and Payee are hereby expressly limited so that in no event will the amount paid or agreed to be paid to Payee for the use, forbearance, or detention of the money to be loaned under this Note exceed the maximum amount permissible under the laws of the State of Delaware. If, at the time of any interest payment, the payment amount due under this Note is in excess of the legal limit, the obligation will be reduced to the legal limit. If Payee should ever receive, as interest, an amount that exceeds the highest lawful rate, the amount that would be excessive as interest will be applied to the reduction of the principal amount owing hereunder, and not to the payment of interest.

16. Documentary Stamp Taxes. Maker is responsible for payment of all documentary stamp taxes and other similar taxes due on the obligation evidenced by this Note.

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IN WITNESS WHEREOF, the undersigned haves duly executed this Note as of the day and year first above written.

MAKER:

FISION CORPORATION

By: __________________________________

SCORE INC.

By: ___________________________________

PAYEE:

_____________________________________

Josh Carmona

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